Exhibit 28(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 29, 2009, relating to the financial statements and financial highlights of the following sixty four funds included in the ProShares Trust which appear in the May 31, 2009 Annual Report to Shareholders

1. Ultra QQQ	33. UltraShort S&P 500
2. Ultra Dow30	34. UltraShort MidCap 400
3. Ultra S&P 500	35. UltraShort SmallCap 600
4. Ultra MidCap 400	36. UltraShort Russell 2000
5. Ultra SmallCap 600	37. UltraShort Russell 1000 Value
6. Ultra Russell 2000	38. UltraShort Russell 1000 Growth
7. Ultra Russell 1000 Value	39. UltraShort Russell MidCap Value
8. Ultra Russell 1000 Growth	40. UltraShort Russell MidCap Growth
9. Ultra Russell MidCap Value	41. UltraShort Russell 2000 Value
10. Ultra Russell MidCap Growth	42. UltraShort Russell 2000 Growth
11. Ultra Russell 2000 Value	43. Short Financials
12. Ultra Russell 2000 Growth	44. Short Oil & Gas
13. Ultra Basic Materials	45. UltraShort Basic Materials
14. Ultra Consumer Goods	46. UltraShort Consumer Goods
15. Ultra Consumer Services	47. UltraShort Consumer Services
16. Ultra Financials	48. UltraShort Financials
17. Ultra Health Care	49. UltraShort Health Care
18. Ultra Industrials	50. UltraShort Industrials
19. Ultra Oil & Gas	51. UltraShort Oil & Gas
20. Ultra Real Estate	52. UltraShort Real Estate
21. Ultra Semiconductors	53. UltraShort Semiconductors
22. Ultra Technology	54. UltraShort Technology
23. Ultra Telecommunications	55. UltraShort Telecommunications
24. Ultra Utilities	56. UltraShort Utilities
25. Short QQQ	57. Short MSCI EAFE
26. Short Dow30	58. Short MSCI Emerging Markets
27. Short S&P 500	59. UltraShort MSCI EAFE
28. Short MidCap 400	60. UltraShort MSCI Emerging Markets
29. Short SmallCap 600	61. UltraShort MSCI Japan
30. Short Russell 2000	62. UltraShort FTSE/Xinhua China 25
31. UltraShort QQQ	63. UltraShort 7-10 Year Treasury
32. UltraShort Dow 30	64. UltraShort 20+ Year Treasury

which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

September 28, 2009